EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this 27th day of October, 1997, by and between COMMUNITY BANKS, INC., a Pennsylvania corporation, ("Community"), THE PEOPLES STATE BANK, a Pennsylvania state chartered banking institution ("Peoples") and JEFFREY M. SEIBERT, an adult individual (hereinafter referred to as "Executive").

                              W I T N E S S E T H:

     WHEREAS, Executive is currently employed by Peoples, as Peoples' Chief Lending Officer, pursuant to a certain Employment Agreement between Peoples and Executive, dated May 2, 1994; and

     WHEREAS, Community and Peoples have entered into a certain Agreement and Plan of Reorganization of even date (the "Merger Agreement") whereby Peoples will be merged with and into PSB Interim Bank, a Pennsylvania state chartered banking institution, as of the Effective Date of the Merger (as defined therein) and, upon the Effective Date of the Merger, PSB Interim Bank shall change its name to The Peoples State Bank; and

     WHEREAS, as of the Effective Date of the Merger, Peoples will be a wholly-owned subsidiary of Community; and

     WHEREAS, for purposes of the Agreement, Community and Peoples are referred to collectively as the "Company."

     WHEREAS, the Company wishes to employ Executive and Executive wishes to be employed by Company, as an Executive Vice President and the Chief Lending Officer of Peoples, upon the terms set forth below, as of the Effective Date of the Merger; and

     NOW, THEREFORE, in consideration of the agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

          i. Length of Employment. Company agrees to employ Executive for a rolling term of two (2) years commencing on the Effective Date of the Merger. On each anniversary date of the Effective Date of the Merger, the term of this Agreement shall automatically renew and extend for an additional one (1) year period unless either party shall have provided notice of its intent not to renew within sixty (60) days prior to such anniversary date. Upon the date of any Change in Control (as defined in Paragraph 8) should occur, the term of this Agreement shall automatically renew and be extended for two (2) years from such date.
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          ii.  Position   and   Responsibilities.   During  the  course  of  his
               employment,   Executive   shall  (i)   perform   the  duties  and
               responsibilities of an Executive Vice President of Company and Chief Lending Officer of Peoples, (ii) perform such other senior management duties and responsibilities as the Board of Directors and CEO may direct, and (iii) shall be afforded the title and privileges associated with being at least an Executive Vice President of the Company.

          iii. Performance of Responsibilities, Loyalty.

               (1) Executive shall devote his full time to the performance of his responsibilities hereunder. Executive shall at all times faithfully, industriously and to the best of his abilities perform all duties necessary to carry out his responsibilities.

               (2) Throughout the term hereof, Executive shall not at any time or place, either directly or indirectly engage in any business or activity in competition with or adverse to the interests of Company.

          iv.  Compensation.


               (1) During the initial calendar year of the term of this Agreement, Company shall pay to Executive a base salary of not less than $90,000.00. During successive calendar years, the Company may, in its discretion, adjust the base salary; provided that it shall at no point be reduced below the initial base salary. This salary shall be paid in regular, substantially equal installments in accordance with the regular payroll practices of the Company, less any and all applicable deductions for taxes, medical benefits, etc.

               (2) In addition to base salary, during the term of this Agreement, Company shall provide Executive with an automobile, including all related maintenance, repairs, insurance and other costs. In lieu of providing Executive with an automobile, Company may provide Executive with a reasonable allowance on a monthly basis, which allowance shall cover Executive's costs associated with an automobile, including without limitation, lease or installment payments, maintenance, repairs, insurance and other costs.

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


          v.   Benefits.

               (1) Executive shall receive employee benefits from Company no less favorable than the employee benefits he received as an employee of Peoples and, in addition, shall be eligible to participate in all employee benefit plans generally available to executive officers of Company, including without limita tion, health and dental insurance plans, group life insurance plans, retirement plans, incentive com pensation plans, supplemental executive retirement plans and stock option, grant or appreciation rights plans. The participation of Executive in each benefit plan described in this paragraph shall be subject to the terms of the applicable plan and to procedures generally applicable to Company officers; provided, however, that Executive shall receive credit for years of service with Peoples for vesting purposes only. Nothing in this paragraph shall obligate the Company to offer any such plans.

               (2) Executive shall be provided holiday pay, personal days, sick leave, short-term disability and long- term disability in accordance with Company policy for officers of similar position performing similar duties. Executive shall be entitled to at least four (4) weeks paid vacation each calendar year.

               (3)  The  Company  shall pay the  reasonable  costs of  Executive
                    attending   continuing   education   seminars   and  banking
                    conventions and meetings.

          vi. Relocation. Company shall not, without the prior consent of Executive, transfer or relocate the office in which Executive performs the bulk of his duties to any location more than thirty
               (30) miles from East Berlin, Pennsylvania without an increase in duties and responsibilities and commensurate compensation. In the event Executive is so transferred or relocated, Company shall pay all reasonable out-of-pocket expenses incurred by Executive in connection with such relocation. Company shall not require Executive to move from his residence.

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

          vii. Termination of Employment. This Agreement may be terminated during the term hereof as follows:

               (1)  At any time by mutual agreement of Executive and Company.

                    (a) If this Agreement is terminated pursuant to subparagraph (a)(1) of this Paragraph 7, neither party shall have further obligation or liability to the other hereunder, except that Executive shall be entitled to accrued and unpaid salary.

               (2) By Company, at any time for Cause. "Cause" shall include Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, incompetence, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or offenses not involving moral turpitude), final cease and desist order of any government agency having jurisdiction over Company, or material breach of this Agreement, following Company's notice thereof to Executive and Executive's failure to cure same within thirty (30) days of such notice.

                    (a) If this Agreement is terminated pursuant to subparagraph (b)(1) of this Paragraph 7, Company shall have no further obligation or liability to Executive hereunder, except that Executive shall be entitled to accrued and unpaid salary.

               (3) Automatically, if Executive is removed and/or permanently prohibited from participating in the conduct of Company's affairs by an order issued by an appropriate regulatory agency under Section 8(e) of the Federal Deposit Insurance Act, as amended, or any similar state or federal law.

                    (a) If this Agreement is terminated pursuant to subparagraph (c)(1) of this Paragraph 7, Company shall have no further obligation or liability hereunder, except that Executive shall be entitled to accrued and unpaid salary.

               (4) By Company at any time, if in its sole judgment and discretion the continued employment of Executive would no longer be beneficial or desirable.

                    (a) In the event that Executive's employment is terminated pursuant to this subparagraph (d)(1) of this Paragraph 7, Executive shall not be obligated to perform any services on behalf of Company and Company shall be obligated to continue Executive's salary and those benefits set forth in Paragraph 5(a) hereof for the remaining term of this Agreement; provided, however, that in no event shall this provision obligate Company to make any further increase to Executive's salary above his salary on the date of such termination, or continue Executive's participation in any incentive com pensation plan, or stock option, grant or appreciation rights plan, or any similar incentive based compensation plan.

                    (b) Notwithstanding the provisions of subparagraph (d)(2) of this Paragraph, in the event that Executive's employment is terminated pursuant to subparagraph
                         (d)(1) of this Paragraph 7 subsequent to a Change in Control, or the Company shall breach any provision of this Agreement subsequent to a Change in Control, Executive may elect, which election may be made in Executive's sole discretion, to receive from Company a single payment upon such termination amounting to any salary to which Executive would be entitled pursuant to subparagraph (d)(2), such single payment being in lieu of the payments and benefits set forth in subparagraph
                         (d)(2). As used in this paragraph, "Change in Control" shall have the meaning defined in Paragraph 8 hereof.

               (5)  By Executive upon a Change in Control.

                    (a) In the event that Executive terminates his employment pursuant to subparagraph (e)(i) of this Paragraph 7, Executive may elect, which election may be made in Executive's sole discretion, to receive from Company a single payment upon such termination amounting to any salary to which Executive would be entitled pursuant to subparagraph (d)(2) of this Paragraph 7, such single payment being in lieu of the payments and benefits set forth in subparagraph (d)(2) of this Paragraph 7.

               (6) By Executive at any time, upon thirty (30) days prior notice to Company; provided, however, that if this Agreement shall be terminated pursuant to this sub paragraph (f) of this Paragraph 7, Company shall not be further obligated or liable under this Agreement, except for the payment of accrued and unpaid salary.

          viii. Definition of Change of Control. For purposes of this Agreement, the term "Change of Control" shall mean:

               (1) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of Company representing 24.99% or more of the combined voting power of Company's securities then outstanding;

               (2) A merger, consolidation or other reorganization of Company, except where the resulting entity is controlled, directly or indirectly, by Company;

               (3) A merger, consolidation or other reorganization of Company, except where shareholders of Company immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of Company's Board of Directors;

               (4) A sale, exchange, transfer or other disposition of substantially all of the assets of Company to another entity, except to an entity controlled, directly or indirectly, by Company or a corporate division involving Company;

               (5) A contested proxy solicitation of Company's shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of Company.

               (6) During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

               (7) The termination of employment of the Chief Executive Officer of Company, other than for Cause pursuant to Section 6(c) or voluntary termination under Section 6(e) of a certain Employment Agreement between Eddie L. Dunklebarger and Company, of even date, during the period commencing on the Effective Date of the Merger and ending two (2) years thereafter.

          ix.  Suspension.   If  Executive  is  suspended   and/or   temporarily
               prohibited from participating in the conduct of the Company's affairs by a notice served in accordance with law by an appropriate regulatory agency, the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Company shall (i) pay Executive all of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

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

          x. Death or Disability. In the event that Executive is rendered unable to complete the terms of this Agreement due to death or disability continuing in excess of ninety (90) days, this Agreement shall be terminated and Company shall have no further liability, obligations or responsibilities hereunder except as set forth in Paragraph 5(b) hereof.

          xi. Covenant Not to Compete. In the event Executive terminates his employment with Company pursuant to Paragraph 7(f), he agrees that, for a period of one (1) year following such termination, he shall not (i) solicit any Company employees or officers to leave Company to accept employment by Executive or his new employer; and (ii) solicit or encourage any Company customers to cease doing business with the Company and/or to transfer any or all of their business relationships to any institution which Executive may found or to Executive's new employer.

          xii. Entire Agreement. As of the Effective Date of the Merger, this Agreement and a certain Salary Continuation Agreement between Executive and Peoples shall constitute the entire agreement between the parties and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. No modification of this Agreement shall be of any force or effect unless reduced to writing and signed by both parties. As of the Effective Date of the Merger, the existing Employment Agreement between Peoples and Executive shall be terminated, with no further rights or obligations thereunder due to or from either party, and this Agreement shall supersede same.

          xiii. Miscellaneous.

               (1) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

               (2) This Agreement shall not be modified or changed in any way except by a written agreement signed by the parties hereto.

               (3) No waiver by any party hereto of any provision of this Agreement shall be deemed a waiver of said provision or any other provisions of this Agreement.

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

               (4) This Agreement shall be interpreted, construed and governed in accordance with the laws of the Commonwealth of Pennsylvania. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have set their hands and seals.

ATTEST:                                            COMMUNITY BANKS, INC.

/S/Patricia E. Hoch                             By: /S/ Thomas L. Miller
-------------------                                ---------------------

                                                   THE PEOPLES STATE BANK

/S/ Carole L. Parr                              By: /S/ Eddie L. Dunklebarger
------------------                                  -------------------------

WITNESS:                                                 EXECUTIVE:

/S/ Carole L. Parr                                  /S/ Jeffrey M. Seibert
------------------                                  ----------------------
                                                        Jeffrey M. Seibert

                    AGREEMENT TO MODIFY EMPLOYMENT AGREEMENT

     THIS AGREEMENT TO MODIFY EMPLOYMENT AGREEMENT ("Employment Agreement Modification") is entered into on this 15th day of January, 2002, by COMMUNITY BANKS, INC., a Pennsylvania corporation ("Community"), COMMUNITY BANKS, a bank and trust company organized and existing under the laws of the Commonwealth of Pennsylvania, formerly known as The Peoples State Bank ("Bank"), and JEFFREY S. SEIBERT (the "Executive").

                                   BACKGROUND

     A. Corporation, Bank and Executive entered into an Employment Agreement ("Agreement") on or about October 29, 1997.

     B. The parties wish to modify the identification of Executive's job title in the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the parties hereby agree as follows:

     1. Modification of Job Title. Effective March 30, 2001, Executive's job title shall be "Managing Director - Banking Services Division", in addition to his title of Executive Vice President of the Bank and the Corporation.

     2. No Other Changes. Except as specifically modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Executive and duly authorized officers of Community and Bank have signed this Employment Agreement Modification.

EXECUTIVE:

 /S/ Jeffrey M. Seibert
-----------------------------------------------
Jeffrey S. Seibert

WITNESS/ATTEST:                                           COMMUNITY BANKS

 /S/ Patricia E. Hoch                               By /S/ Eddie L. Dunklebarger
---------------------------------------------          -------------------------
                                                    Title President & CEO
                                                         -----------------------


WITNESS/ATTEST:                                        COMMUNITY BANKS, INC.


 /S/ Patricia E. Hoch                               By /S/ Eddie L. Dunklebarger
----------------------------------------------         -------------------------
                                                    Title   Chairman & CEO
                                                         -----------------------




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